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                                                                    EXHIBIT 99.1

                        [IDINE REWARDS NETWORK INC. LOGO]

                                 PRESS RELEASE
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                                                CONTACTS:

                                                Stephen E. Lerch
                                                Chief Operating Officer, Dining
                                                Chief Financial Officer
                                                iDine Rewards Network Inc.
                                                (305) 892-3306

                                                Allan Jordan/Margot Olcay
                                                The Global Consulting Group
                                                (646) 284-9400

                         iDINE REWARDS NETWORK ANNOUNCES
                 PRICING OF CONVERTIBLE SUBORDINATED DEBENTURES

Chicago, IL October 9, 2003 -- iDine Rewards Network Inc., (AMEX: IRN), today announced the pricing of its offering of $60 million principal amount of 3.25% Convertible Subordinated Debentures due October 15, 2023 through a private offering pursuant to Rule 144A of the Securities Act of 1933. The sale is expected to close on October 15, 2003. iDine has also granted the initial purchaser a thirty day option to purchase up to an additional $10 million principal amount of Debentures.

The Debentures will bear interest at an annual rate of 3.25% which will be payable semi-annually through October 15, 2023. The Debentures are expected to be redeemable by iDine commencing in October 2008. The Debenture holders may require iDine to repurchase their Debentures in October of each of 2008, 2013 and 2018.

The Debentures will be convertible prior to maturity, if certain conditions are met, into shares of iDine's common stock at a conversion price of $17.89 per share subject to certain adjustments. The initial conversion price represents a 25% premium to the closing price of iDine's common stock on the AMEX on October 8, 2003 which was $14.31 per share.

iDine intends to use the net proceeds from the sale of the Debentures to pay down the indebtedness outstanding under its existing credit facility and for general corporate purposes.

The securities to be offered have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

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iDine Rewards Network, based in Chicago, Illinois, offers its members savings and rewards programs via its registered credit card platform. The company currently has 20.4 million credit cards registered through 15.4 million enrolled accounts. Incentives are offered through the company's programs, either branded under the name iDine or provided through co-branded and private label partnerships, such as airline frequent flyer dining programs, club memberships or other affinity organizations. Currently more than 10,700 restaurants throughout the United States participate in iDine programs, and the company in May 2003 launched its hotel rewards program with more than 400 participating hotels in 25 markets. iDine's common stock trades on the American Stock Exchange under the symbol IRN. Additional information about the iDine Rewards Network Inc. can be found at www.idine.com.

Statements in this release that are not strictly historical are "forward-looking" statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, which may cause the company's actual results in the future to differ materially from expected results. These risks are qualified in their entirety by cautionary language and risk factors set forth in the company's filings with the Securities and Exchange Commission.

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